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Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES
CANCELLATION OF NOTES OFFERING,
TENDER OFFERING AND CONSENT SOLICITATIONS

HORSHAM, PA – December 14, 2011 – NCO Group, Inc. ("NCO" or the "Company"), a leading provider of business process outsourcing services, today announced that it is not moving ahead with its previously announced $300 million senior notes offering due to the rates currently available in the market. The Company, APAC Customer Services ("APAC") and One Equity Partners continue to believe it is in the best interests of the Company and APAC to seek to combine their businesses and to that end they are continuing to look at alternatives that would enable the combination to be completed on terms that are advantageous to their respective stakeholders.

As a result, the Company, also announced today that it has terminated its two concurrent cash tender offers (the "Tender Offers") for any and all of its $200,000,000 aggregate principal amount of 11.875% Senior Subordinated Notes due 2014 (CUSIP No. 65338LAA7) (the "2014 Notes") and $165,000,000 aggregate principal amount of Floating Rate Senior Notes due 2013 (CUSIP No. 65338LAB5) (the "2013 Notes," and, together with the "2014 Notes," the "Notes") and the related solicitation of consents from the holders of each series of Notes to amend each indenture under which the Notes were issued to eliminate most of the restrictive covenants and amend certain related provisions (the "Consent Solicitations," and, together with the Tender Offers, the "Offers"). All Notes tendered in the Offers will be returned promptly to the respective holders thereof without any action required on the part of the holders. No consideration will be paid in the Offers for any of the tendered Notes.

The Offers were made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 30, 2011, including, among other things, (i) the entry into by the Company of a new senior secured credit facility on or prior to the date on which the Company would have accepted for payment (following the satisfaction or waiver of all conditions to the applicable Offer) Notes properly tendered and (ii) the consummation of an offering of new senior notes totaling gross proceeds of at least $300 million on or prior to the date on which the Company would have accepted for payment (following the satisfaction or waiver of all conditions to the applicable Offer) Notes properly tendered.

This press release confirms formal termination of the Offers. The Company reserves the right to initiate new tender offers and consent solicitations at a later date if market conditions become more favorable, but is under no obligation to do so.

The Company engaged Deutsche Bank Securities Inc. and Barclays Capital Inc. as Dealer Managers and Solicitation Agents for the Offers. Persons with questions regarding the termination of the Offers should contact Deutsche Bank Securities Inc. at (212) 250-7527 (Call Collect) or (855) 287-1922 (Toll Free) or Barclays Capital Inc. at (212) 528-7581 (Call Collect) or (800) 438-3242 (Toll Free). Holders of Notes with questions regarding the termination of the Offers may direct such questions to D.F. King & Company, Inc., the Tender Agent and Information Agent, at (800) 859-8508.

This press release is for informational purposes only and does not constitute an offer to buy, the solicitation of an offer to sell or the solicitation of consents with respect to the Notes. This press release shall not constitute an offer, solicitation or sale in any jurisdiction.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

This press release contains forward-looking statements conveying management's expectations as to the future based on current plans, estimates and projections. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to the Company's ability to combine the Company's business with APAC, refinance its existing debt on terms favorable to it or at all, an improvement in market conditions, the Company's ability to initiate any new tender offer or consent solicitation. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

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  Exhibit 99.1
  NEWS RELEASE
NCO GROUP ANNOUNCES CANCELLATION OF NOTES OFFERING, TENDER OFFERING AND CONSENT SOLICITATIONS